Exhibit 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (“Agreement”) is made as of April 21, 2010, by and between VIST FINANCIAL CORP., a Pennsylvania business corporation (“Seller”), and EMERALD ADVISERS, INC., a Pennsylvania business corporation (“Buyer”).

WHEREAS, the Board of Directors of Seller proposes to sell to Buyer, and Buyer proposes to purchase from Seller, 322,000 shares of common stock of Seller, $5.00 par value per share (“Seller Common Stock”), as set forth below, for an aggregate purchase price of $2,576,000.00, in cash; and

WHEREAS, the Board of Directors of Seller believes that the sale of the shares of Seller Common Stock, under the terms and conditions set forth in this Agreement, is in the best interests of the Seller;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, mutually agree as follows:

1.  Purchase and Sale of Shares.

1.1  Subject to the terms and conditions set forth herein, at the Closing (as defined in Section 2.1 hereof), Seller shall sell, transfer, assign and deliver unto Buyer, and Buyer shall purchase from Seller, 322,000 shares of Seller Common Stock (each, a “Share”, and collectively, the “Shares”).

1.2  At the Closing, Buyer shall pay to Seller a purchase price (the “Purchase Price”) $2,576,000.00, in cash, in consideration of its purchase of the Shares.

2.  The Closing.

2.1  The closing under this Agreement (the “Closing”) shall take place at 10:00 a.m. at the main office of Seller, 1240 Broadcasting Road, Wyomissing, Pennsylvania, or at such other place as the parties shall agree in writing, on a date following the sixth (6th) trading day after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Sections 8 and 9 (other than those conditions that by their nature are to be satisfied or waived at Closing), or such other date mutually agreed upon by the parties (the “Closing Date”).

2.2  Immediately prior to the Closing (and as a condition of Buyer’s obligations to purchase the Shares and otherwise perform its obligations under this Agreement), Seller shall deliver to Buyer a certificate from the President and Chief Executive Officer of Seller certifying that (a) as of such date, to his knowledge, the representations and warranties of Seller set forth herein are true and accurate in all respects and (b) that there has not been since the execution of this Agreement any material adverse change to Seller’s business.

2.3  Immediately prior to the Closing (and as a condition of Seller’s obligations to deliver the Shares and otherwise perform its obligations under this Agreement), Buyer shall deliver to Seller a certificate from the President and Chief Investment Officer of Buyer certifying as to Buyer that as of such date, to his knowledge, the representations and warranties of Buyer set forth herein are true and accurate in all material respects.

2.4  At the Closing, Seller shall deliver to Buyer a certificate for the Shares, duly registered in the name of Buyer.

2.5  At the Closing, Buyer shall deliver to Seller the Purchase Price by wire transfer of immediately available funds.

3.  Representations, Warranties and Covenants of Seller.  In addition to the warranties, representations and covenants of Seller contained elsewhere herein, Seller hereby warrants, represents and covenants to Buyer as follows:

3.1  Seller is a corporation organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania with full corporate power and authority to carry on its business as now conducted.

3.2  The authorized common stock of Seller consists of 20,000,000 shares of Seller Common Stock, of which  5,855,976 shares were issued and outstanding as of the date of this Agreement .  The authorized preferred stock of Seller consists of 5,000,000 shares of serial preferred stock, par value $.01 per share (Seller Preferred Stock”), of which 25,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, are issued and outstanding to the U.S. Department of Treasury as of the date of this Agreement.  Other than the Seller Common Stock and Seller Preferred Stock, there are no other authorized classes of equity securities of Seller.  There are no outstanding subscriptions, options, warrants, debt instruments or other agreements obligating Seller to issue, sell or otherwise dispose of any shares of Seller Common Stock, except for shares of Seller Common Stock issuable upon exercise of employee stock options outstanding under existing employee benefit plans, shares of Seller Common Stock issuable to the United States Department of Treasury upon the exercise of outstanding warrants to purchase Seller Common Stock in connection with the TARP Capital Purchase Program, and 322,000 shares of Seller Common Stock issuable to another investor pursuant to an agreement dated even date herewith.  As of the Closing, the Shares are being sold, and (upon receipt by the Buyer at the Closing) will be, free and clear of all liabilities, debts, obligations, encumbrances, leases, indebtedness, liens, charges, and pledges, of whatever nature, whether fixed or contingent, disclosed or undisclosed, foreseen or unforeseen, as of the date of this Agreement.

3.3  Seller possesses the requisite corporate power and authority to execute and deliver this Agreement and perform all of its obligations hereunder, and no additional consent or approval of any other person, entity or governmental authority is required therefor.  This Agreement is a valid and binding obligation of Seller and is fully enforceable against it in accordance with its terms and conditions.

3.4  The execution and delivery of this Agreement by Seller will not violate any law, regulation, decree, writ, order or injunction which, collectively, would have a material adverse effect upon the Seller’s ability to consummate the transactions contemplated hereby.

3.5  Seller has made all necessary filings with all applicable federal, state and local authorities and/or regulatory bodies, and has complied with all applicable laws, in each case with respect to the transaction contemplated herein, and Seller will take all such further actions as are necessary or appropriate to cause the transaction contemplated hereby to comply with all applicable law.

3.6  The representations and warranties set forth herein are accurate in all material respects.  None of the periodic and other reports of the Seller filed with the SEC under the Exchange Act since January 1, 2007, contain any misstatement of a material fact or omit to state a material fact necessary to prevent the statements made herein or therein from being misleading.  Since the filing of Seller’s most recent Annual Report on Form 10-K with the Securities and Exchange Commission (“SEC”), there has been no material adverse change to Seller’s financial condition or its results of operations of the kind required to be disclosed in filings with the SEC under applicable federal securities laws that have not been so disclosed by Seller.

4.  Representations, Warranties and Covenants of Buyer.  In addition to the warranties, representations and covenants of Buyer contained elsewhere herein, Buyer hereby warrants, represents and covenants to Seller as follows:

4.1  Buyer is a registered investment advisor under the Securities Exchange Act of 1934 and a corporation organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania with full corporate power and authority to carry on its business as now conducted.

4.2  Buyer possesses all requisite power and authority to execute and deliver this Agreement and perform all of its obligations hereunder, and no additional consent or approval of any other person, entity or governmental authority is required therefor.  This Agreement is a valid and binding obligation of Buyer and is fully enforceable against it in accordance with its terms and conditions.

4.3  Buyer is an “accredited investor,” as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) and is a sophisticated investor as described in Rule 506(b)(2)(ii) of Regulation D under the Securities Act.  Buyer is not an officer, director or “affiliate” (as that term is defined in Rule 405 promulgated under the Securities Act) of Seller.

4.4  The execution and delivery of this Agreement by Buyer will not violate any law, regulation, decree, writ, order or injunction which, collectively, would have a material adverse effect upon the Buyer’s ability to consummate the transactions contemplated hereby.

4.5  The representations and warranties made here in are accurate in all material respects.  Buyer will have the funds to pay the Purchase Price as of the Closing Date.

4.6  Buyer has requested and received such information and has made such due diligence investigation, including having access to the books and records of Seller and its affiliated companies, as Buyer has deemed pertinent to its consideration of the purchase of the Shares.  Buyer has not been furnished any offering literature or prospectus.  Buyer has carefully reviewed the publicly available information regarding Seller and the information provided to Buyer by Seller and is thoroughly familiar with the existing and proposed business operations, management and financial condition of Seller.  Buyer acknowledges and understands (i) the risks involved in this investment, including the speculative nature of the investment, (ii) the financial hazards involved in this investment, including the risk of losing the entire investment in the Seller Common Stock, and (iii) the tax consequences of this investment to Buyer.  Buyer has consulted with its own legal, accounting, tax, investment and other advisers for legal, tax treatment or investment advice with respect to the merits and risk of an investment in Seller Common Stock, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

4.7  Buyer acknowledges and agrees that (i) the Shares are not savings accounts or deposits and are not insured or guaranteed by the FDIC or any other government agency, (ii) there are significant risks incident to an investment in the Shares, and (iii) no Federal or state governmental agency has passed upon or will pass upon the offer or sale of the Shares or has made or will make any finding or determination as to the fairness of this investment.

5.  Notices.  All notices or other communications required or permitted to be given hereunder shall be in writing and shall be by certified mail, return receipt requested, addressed as set forth below or as may be otherwise specified by notice meeting the requirements of this paragraph.  All notices shall be deemed given when mailed pursuant to the foregoing sentences.  Notices shall be addressed as follows:

If to Seller:

Robert D. Davis
President and Chief Executive Officer
VIST Financial Corp.
1240 Broadcasting Road
Wyomissing, Pennsylvania  19610
Telephone:  (610) 603-07212
Facsimile No.:  (610) 603-2050

With a copy to:

David W. Swartz, Esq.
Stevens & Lee, P.C.
111 N. 6th Street, P.O. Box 679
Reading, Pennsylvania  19603-0679
Telephone:  (610) 478-2184
Facsimile No.: (610) 988-0815

If to Buyer:

Kenneth G. Mertz II
President and Chief Investment Officer
Emerald Advisers, Inc.
1703 Oregon Pike
P.O. Box 1066
Lancaster, Pennsylvania  17605-0666
Telephone:  (717) 396-1116
Facsimile No.:  (717) 735-0088

6.  Seller Covenants.  In connection with the registration of the Shares, Seller agrees to:

6.1  Prepare promptly, and file with the SEC no later than fifteen (15) days after the date hereof, a registration statement on Form S-3, or any similar registration statement, of Seller filed with SEC under the Securities Act with respect to the Shares (the “Registration Statement”), and thereafter use all diligent efforts to cause such Registration Statement relating to the Shares to become effective within five (5) business days after notice from the SEC that such Registration Statement may be declared effective, and keep the Registration Statement effective at all times until the earliest of (i) the date when Buyer may sell all Shares under Rule 144 promulgated under the Securities Act without volume limitations, or (ii) the date Buyer no longer owns any of the Shares (collectively, the “Registration Period”), which Registration Statement (including any amendments or supplements, thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

6.2  Prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective at all times during the Registration Period, and, during the Registration Period, and to comply with the provisions of the Securities Act with respect to the disposition of all Shares of Seller covered by the Registration Statement until the expiration of the Registration Period.

6.3  Unless available to Buyer without charge through EDGAR, the SEC’s website or Seller’s website, furnish to Buyer, (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by Seller, one (1) copy of the Registration Statement, each preliminary prospectus and the prospectus, and each amendment or supplement thereto, and (ii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents, as Buyer may reasonably request in order to facilitate the disposition of the Shares owned by Seller.

6.4  Use its commercially reasonable efforts to cause all of the Shares covered by the Registration Statement to be listed on the national securities exchange on which securities of the same class or series issued by Seller are then listed.

7.  Buyer Covenants.  In connection with registration of the Shares, Seller shall have the following obligations:

7.1  It shall be a condition precedent to the obligations of Seller to complete the registration pursuant to this Agreement with respect to the Shares of Buyer that Buyer shall timely furnish to Seller such information regarding itself as shall be reasonably required to effect the registration of such Shares and shall timely execute such documents in connection with such registration as Seller may reasonably request.

7.2  Buyer by such Buyer’s acceptance of the Shares agrees to cooperate with Seller as reasonably requested by Seller in connection with the preparation and filing of the Registration Statement hereunder.

8.  Mutual Conditions to Closing.

8.1  All necessary and required consents and approvals of any regulatory body or agency shall have been obtained and all notice and waiting periods required by law to pass after receipt of such approvals or consents shall have passed, and all conditions to consummation of the transactions set forth in this Agreement shall have been satisfied.

8.2  There shall be no actual or threatened causes of action, investigations or proceedings (i) challenging the validity or legality of this Agreement or the consummation of the transactions contemplated by this Agreement, or (ii) seeking damages in connection with the transactions contemplated by this Agreement, or (iii) seeking to restrain or invalidate the transactions contemplated by this Agreement, which, in the case of (i) through (iii), and in the reasonable judgment of the parties, based upon advice of counsel, would have a material adverse effect with respect to the interests of the parties to this Agreement.  No judgment, order, injunction or decree (whether temporary, preliminary or permanent) issued by any court or agency of competent jurisdiction or other legal restraints or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect.  No statute, rule, regulation, order, injunction or decree (whether temporary, preliminary or permanent) shall have been enacted, entered, promulgated or enforced by any regulatory authority that prohibits, restricts, or makes illegal the consummation of the transactions contemplated in this Agreement.

8.3  The Registration Statement, and any amendment or supplement thereto, shall have previously become effective with respect to the Shares, and such Registration Statement shall be effective on or immediately prior to the Closing Date and (i) neither Seller nor Buyer shall have received notice that the SEC has issued or intends to issue a stop order with respect to such Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of such Registration Statement, either temporarily or permanently, or intends or has threatened to do so (unless the SEC’s concerns have been addressed and Buyer is reasonably satisfied that the SEC no longer is considering or intends to take such action), and (ii) no other suspension of the use or withdrawal of the effectiveness of such Registration Statement or related prospectus shall exist.

8.4  The trading of the Seller Common Stock shall not have been suspended by the SEC, the Nasdaq Global Select Market or the FINRA and the Seller Common Stock shall have been approved for listing or quotation on and shall not have been delisted from the Nasdaq Global Select Market.

9.  Conditions Precedent to the Obligation of Seller to Issue and Sell the Shares.  The obligation hereunder of Seller to issue and sell the Shares to Buyer incident to Closing is subject to the satisfaction, at or before Closing, of each of the conditions set forth below.

9.1  Buyer shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Buyer at or prior to Closing.

10.  Gross Up Rights.

10.1  If at any time after Closing and until the earlier of (a) the first date upon which Buyer no longer beneficially owns Seller Common Stock representing at least 4.9% of the issued and outstanding shares of Seller Common Stock immediately prior to an issuance contemplated under this Section 10.1, or (b) the date of any breach by Buyer of any obligation under this Agreement, Seller issues or proposes to issue any Seller Common Stock or any or securities convertible into shares of Seller Common Stock, Buyer shall have the option and right to acquire such number of shares of Seller Common Stock so that immediately after such issuance Buyer shall beneficially own the same percentage of such Seller Common Stock on an as converted basis as was beneficially owned by Buyer before such issuance.

10.2  Prior to issuing any Seller Common Stock or any securities convertible into shares of Seller Common Stock (other than issuances pursuant to Section 10.3), Seller shall provide Buyer with ten business days’ prior written notice (or if such notice period is not possible under the circumstances, such prior notice as is practicable) of the proposed issuance. Buyer shall have the right, exercisable by providing written notice to Seller of the exercise of its rights within ten days after receipt of Seller’s notice, to purchase for cash directly from Seller up to a sufficient number of such Seller Common Stock so that, after giving effect to such issuance, Buyer will beneficially own the same percentage of such Seller Common Stock on an as converted basis as was beneficially owned by Buyer before such issuance.  The purchase price for any Seller Common Stock purchased by Buyer pursuant to this Section 10.2 will be the price at which Seller issues such Seller Common Stock or any securities convertible into shares of Seller Common Stock to other shareholders or third parties.  Seller shall provide such information, to the extent reasonably available, relating to any non-cash consideration as Buyer may reasonably request in order to evaluate any non-cash consideration paid in respect of any issuance pursuant to this Section 10.2.  If, in connection with any issuance by Seller covered by this Section 10.2, Buyer gives notice of its intent to exercise its option under this Section 10.2 but has not purchased the securities subject thereto within 60 days thereafter for reasons not primarily related to actions or omissions of Seller or the absence of any approvals or consents or the taking of any other actions required to be taken under applicable law or the prohibition on purchasing such securities during such period imposed by applicable securities laws, Buyer shall be deemed to have waived its rights to purchase such securities under this Section 10 with respect to such issuance of Seller Common Stock or securities convertible into shares of Seller Common Stock.

10.3  The provisions in this Section 10 shall not apply to any issuance of capital stock of Seller or other equity interests of Seller or securities convertible into shares of capital stock or other equity interests in Seller or any of its subsidiaries (A) to employees, officers or directors of Seller or any of its subsidiaries pursuant to management or employee incentive programs or plans approved by the Board of Directors (including any such programs or plans in existence on the date hereof), (B) by Seller or any of its subsidiaries to a third party as consideration in connection with (but not in connection with raising capital to fund) (x) an acquisition or strategic business combination approved by the Board of Directors, or (y) an investment by Seller or its subsidiaries approved by the Board of Directors in any party which is not prior to such transaction an affiliate of Seller (whether by merger, consolidation, stock swap, sale of assets or securities, or otherwise), (C) by Seller or its subsidiaries in any registered public offering, (D) upon the exercise, conversion or exchange of options, warrants or other convertible securities, and (E) in connection with any stock split, stock dividend paid on a proportionate basis to all holders of the affected class of capital stock or recapitalization approved by the Board of Directors.

11.  Miscellaneous.

11.1  This Agreement sets forth the entire understanding of the parties with respect to its subject matter, it supersedes all prior agreements between the parties, and it may not be altered except by written agreement by all parties hereto.  This Agreement shall be binding upon and inure to the benefit of the parties, their heirs, legal representatives, successors and assigns.  This Agreement is not transferable or assignable by the parties.

11.2  The representations, warranties, covenants and agreements of Seller and Buyer contained herein or made pursuant to this Agreement which by their terms are intended to survive the consummation of the transactions contemplated by this Agreement shall survive the execution and delivery of this Agreement.

11.3  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to its conflicts of law principles.  Any legal proceedings with respect to this Agreement shall take place solely within the courts located within the Commonwealth of Pennsylvania and all parties hereto consent to the jurisdiction of said courts.  The parties hereby waive any right to trial by jury in any action or proceedings arising out of or related to this Agreement.

11.4  Seller will provide to the Buyer an advance copy of any proposed announcement to be made by Seller with respect to this Agreement and/or the transaction contemplated hereby and Buyer shall have the right to approve any information contained therein regarding Buyer, its affiliates and the transactions contemplated hereby, which approval shall not be unreasonably withheld or delayed.

11.5  This Agreement may be executed in any number of counterparts, and each such counterpart will for all purposes be deemed an original, and all such counterparts shall constitute one and the same instrument.

11.6  The section and subsection headings contained in this Agreement are included for convenience only and form no part of the agreement between the parties.

11.7  If for any reason any provision herein is determined to be invalid, such invalidity shall not impair or otherwise affect the validity of the other provisions of this Agreement.  Moreover, the parties agree to replace such invalid provision with a substitute provision that will satisfy the intent of the parties.

11.8  Paragraph titles herein are for description purposes only and shall not control or alter the meaning of the provisions of this Agreement as set forth in the text.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the day and year first above written.

ATTEST:	VIST FINANCIAL CORP., Seller

	By:	/s/ Robert D. Davis
(corporate seal)		Robert D. Davis
President and Chief Executive Officer

ATTEST:	EMERALD ADVISERS, INC., Buyer

(corporate seal)	By:	/s/ Kenneth G. Mertz II
Kenneth G. Mertz II
President and Chief Investment Officer